UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2022

PetMed Express, Inc. (Exact name of registrant as specified in its charter)
Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Congress Avenue Delray Beach, FL 33445
(Address of principal executive offices) (Zip Code)

(561) 526-4444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On March 28, 2022, the Board of Directors (“Board”) of PetMed Express, Inc. (the “Company”) approved the appointment of Diana Garvis Purcel as a director on our Board, and also approved the appointment of Ms. Purcel as a member on the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee, effective April 4, 2022. In connection with Ms. Purcel’s appointment on the Board, the Board voted to increase the size of the Board by one director to seven persons effective April 4, 2022.

Diana Garvis Purcel, 55, has 20 years of experience as a chief financial officer (“CFO”) including 17 years with publicly traded companies. Ms. Purcel currently serves on the Board of Directors of Ocean Power Technologies, Inc. (since December 2020) and on the Board of Directors for the Animal Humane Society (since December 2017), and she previously served on the Board of Directors for Now Boarding (from March 2019 to June 2021 when the company was sold) and on the Board of Directors for Multicultural Foodservice and Hospitality Alliance (from 2005 to 2008), including service as the Chair of its Audit Committee. From April 2018 until May 2019, Ms. Purcel served as Executive Vice President and CFO for iMedia Brands, Inc. (formerly Evine Live, Inc.), an interactive video and digital commerce company. From September 2014 until June 2017, Ms. Purcel served as the CFO for Cooper’s Hawk Winery & Restaurants, LLC, which operated restaurants, manufactured private-label wines, and managed the largest wine club in the world. From 2003 until 2014, Ms. Purcel served as CFO, Chief Accounting Officer and Corporate Secretary for Famous Hospitality, Inc. (formerly BBQ Holdings, Inc. and formerly Famous Dave’s of America, Inc.), which franchised and operated a casual dining restaurant chain in over 35 states. From 1999 until 2003, Ms. Purcel served as CFO and Chief Accounting Officer for Paper Warehouse, Inc., a party-goods retailer and franchisor in 10 states. Ms. Purcel has also worked with Arthur Andersen & Co (1988 to 1993) and with other companies including Target Corporation (from 1994 to 1998). Ms. Purcel obtained her Master’s in Business Administration from the University of St. Thomas in 2021 and her Bachelor of Science in Management, with a concentration in Accounting, from Tulane University in 1988, and is a certified public accountant (inactive). We believe that Ms. Purcel’s significant financial, strategy and governance experience as a CFO in numerous public and private entities qualifies her to serve on our Board of Directors.

The Board has determined that Ms. Purcel is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market. Under the terms of the Company’s non-employee director compensation program, upon the effective date of the appointment to the Board, Ms. Purcel will receive (i) a pro-rata portion of a non-employee director annual restricted stock grant in the amount of 1,875 shares of restricted common stock, which shares of restricted common stock will be subject to forfeiture in one-third increments before April 4, 2023, 2024 and 2025, in the event of her cessation of service as a director, in accordance with the 2015 Outside Director Equity Compensation Restricted Stock Plan, and (ii) a pro-rata portion of a non-employee director annual cash retainer in the amount of $10,000. Ms. Purcel will also be entitled to receive reimbursement of her reasonable travel expenses incurred in connection with her attendance at the annual stockholders, Board and committee meetings.

There are no family relationships between Ms. Purcel and any director or other executive officer of the Company nor are there any transactions between Ms. Purcel or any member of her immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. Further, there is no arrangement or understanding between Ms. Purcel and any other persons or entities pursuant to which Ms. Purcel was appointed as a director of the Company.

Retirement of Director

On March 28, 2022, Ronald J. Korn notified the Board that he intends to retire as a director of the Company at the end of his current term and does not wish to seek reelection at our 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”). Accordingly, Mr. Korn, who has served as a member of our Board of Directors since November 2002, will not be nominated by the Board for election at our 2022 Annual Meeting, and Mr. Korn's term as a director will end when his current term expires at our 2022 Annual Meeting. Mr. Korn’s decision not to seek re-election was not the result of any disagreement with the Company. The entire Company thanks Mr. Korn for his dedication, his leadership, and his many contributions to the growth and success of our organization over the past two decades, and we wish him the very best in his retirement. In connection with Mr. Korn’s pending retirement from service on the Board, the Board voted to reduce the size of the Board by one director to six persons effective upon the close of the 2022 Annual Meeting.

Audit Committee Chair following Retirement of Mr. Korn

The Board also approved the appointment of Ms. Purcel as Chair of the Board’s Audit Committee to fill the chair vacancy left by Mr. Korn, the current Chair of the Board’s Audit Committee, following Mr. Korn’s retirement at the end of his current term.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.

99.1 – Press release dated March 28, 2022. 104 – Cover Page Interactive Data File (formatted as Inline XBRL).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 28, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2022

PETMED EXPRESS, INC.

By:	/s/ Bruce S. Rosenbloom
Name:	Bruce S. Rosenbloom
Title:	Chief Financial Officer

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